Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Comprehensive Care Corporation (the “Company”) of our report dated April 15, 2010, relating to the consolidated financial statements as of and for the years ended December 31, 2008 and 2009, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Kirkland Russ Murphy & Tapp, P.A.

Kirkland Russ Murphy & Tapp, P.A.
Clearwater, Florida
February 10, 2012